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                                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-30199, 333-41079, 333-47112, 333-50112
and 333-60177) and on Form S-8 (File Nos. 33-51800, 33-54860, 33-63665,
333-31471, 333-55801, 333-01375, 333-05133, 333-61113, 333-63045, 333-57263,
333-90329, 333-90331, 333-86659, 333-32906, 333-41150, 333-50108 and
333-52362) of EMC Corporation of our report dated January 22, 2001, except for Note R as to which the date is February 7, 2001, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Annual Report on Form 10-K.

                                     /s/ PricewaterhouseCoopers LLP
                                     -----------------------------
                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
March 12, 2001